                    UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.
                               UCDP FINANCE, INC.

                   11 3/4% $500,000,000 SENIOR NOTES DUE 2010

                          REGISTRATION RIGHTS AGREEMENT

                                                                  March 28, 2003

J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
SCOTIA CAPITAL (USA) INC.
WACHOVIA SECURITIES, INC.
c/o J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

         UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida partnership (the
"Company"), and UCDP FINANCE, INC., a Florida corporation ("UCDP Finance"), as joint and several obligors (the "Issuers"), propose to issue and sell to J.P.
Morgan Securities Inc. ("JPMorgan"), Banc of America Securities LLC ("BofA"),
Credit Suisse First Boston Corporation ("Credit Suisse"), Scotia Capital (USA)
Inc. ("Scotia Capital") and Wachovia Securities, Inc. ("Wachovia")
(collectively, the "Initial Purchasers"), upon the terms and subject to the conditions set forth in a purchase agreement dated March 21, 2003 (the "Purchase
Agreement"), which provides for the sale by the Issuers to the Initial
Purchasers of $500,000,000 aggregate principal amount of the Issuers' 11 3/4%
Senior Notes due 2010 (the "Notes"). Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Purchase Agreement.

         As an inducement to the Initial Purchasers to enter into the Purchase
Agreement and in satisfaction of a condition to the obligations of the Initial
Purchasers thereunder, the Issuers agree with the Initial Purchasers, for the benefit of the holders of the Notes, including the Initial Purchasers and their direct and indirect transferees, and the Exchange Notes (as defined herein)
(collectively, the "Holders"), as follows:

                                      -2-

         1. Registered Exchange Offer. The Issuers shall use their reasonable best efforts to prepare and, not later than 180 days following the date of original issuance of the Notes (the "Issue Date"), file with the Commission a registration statement (the "Exchange Offer Registration Statement") on Form S-4
(or, if applicable, on another appropriate form) under the Securities Act with respect to a proposed offer to the Holders of the Notes (the "Registered
Exchange Offer") to issue and deliver to such Holders, in exchange for the
Notes, a like aggregate principal amount of debt securities of the Issuers (the
"Exchange Notes") that are identical to the Notes, except that the Exchange
Notes will not be subject to restrictions on transfer or to any increase in annual interest for failure to comply with this Agreement and thereafter cause the Exchange Offer Registration Statement to become effective under the
Securities Act no later than 240 days after the Issue Date, and the Registered
Exchange Offer to be completed no later than 270 days after the Issue Date. The
Exchange Notes will be issued under the Indenture or an indenture (the "Exchange
Indenture") among the Issuers and the Trustee or such other bank or trust company that is reasonably satisfactory to the Initial Purchasers, as trustee
(the "Exchange Trustee"), such indenture to be identical to the Indenture, except that such indenture shall not contain any provisions relating to restrictions on transfer with respect to the Exchange Notes or to any increase in annual interest for failure to comply with this Agreement.

         Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer, to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder (a) is not an affiliate (as defined in Rule 405 under the Securities Act) of either of the
Issuers or an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not an Initial Purchaser holding Notes that have the status of an unsold allotment remaining from the initial distribution of the Notes, (c) acquires the Exchange Notes in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) and to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Issuers, the
Initial Purchasers and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities
Act, each Holder that is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), may be deemed to be an
"underwriter", within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

         In connection with the Registered Exchange Offer, the Issuers shall:

                                      -3-

         (a) mail or cause to be mailed to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;

         (c) utilize the services of a depositary for the Registered Exchange
     Offer with an address in the Borough of Manhattan, The City of New York;

         (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

         (e) otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.

The Registered Exchange Offer shall not be subject to any conditions, other than that the Registered Exchange Offer does not violate any applicable law or applicable interpretations of the staff of the Commission.

         As soon as practicable after the close of the Registered Exchange
Offer, the Issuers shall:

         (a) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

         (b) deliver to the Trustee for cancelation all Notes so accepted for exchange; and

         (c) cause the Trustee or the Exchange Trustee, as the case may be, promptly to authenticate and deliver to each Holder Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

         The Issuers shall use their reasonable best efforts to keep the
Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities
Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an
Exchanging Dealer, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers have sold all Exchange Notes held by them and (ii)
the Issuers shall

                                      -4-

make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 180 days after the consummation of the Registered
Exchange Offer (such period being called the "Exchange Offer Registration
Period").

         The Indenture or the Exchange Indenture, as the case may be, shall provide that the Notes and the Exchange Notes shall vote and consent together on all matters as one class and that none of the Notes or the Exchange Notes will have the right to vote or consent as a separate class on any matter.

         Interest on each Exchange Note issued pursuant to the Registered
Exchange Offer will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

         Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuers that at the time of the consummation of the
Registered Exchange Offer (i) any Exchange Notes to be received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes,
(iii) such Holder is not an affiliate (as defined in Rule 405 under the
Securities Act) of either of the Issuers and (iv) if such Holder is an Exchange
Dealer, then such Holder will deliver a prospectus in connection with a sale of any Exchange Notes received by such Holder pursuant to the Registered Exchange
Offer.

         Notwithstanding any other provisions hereof, the Issuers will ensure that (i) the Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the
Commission thereunder, (ii) the Exchange Offer Registration Statement and any
amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of the Exchange Offer Registration Statement, and any supplement to such prospectus, does not, at any time during the Exchange
Offer Registration Period, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Issuers are not permitted to effect the Registered Exchange Offer as contemplated by Section
1 hereof, or (ii) any Notes validly tendered pursuant to the Registered Exchange
Offer are not exchanged for Exchange Notes

                                      -5-

within 270 days after the Issue Date, or (iii) any Initial Purchaser so requests with respect to Notes not eligible to be exchanged for Exchange Notes in the
Registered Exchange Offer and held by it following the consummation of the
Registered Exchange Offer, or (iv) any applicable law or interpretations do not permit any Holder to participate in the Registered Exchange Offer, or (v) any
Holder that participates in the Registered Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Notes, or (vi) the
Issuers so elect, then the following provisions shall apply:

         (a) The Issuers shall use their reasonable best efforts to file as promptly as practicable with the Commission, and thereafter shall use their reasonable best efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes (as defined below) by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (a "Shelf
     Registration Statement" and, together with any Exchange Offer Registration
     Statement, a "Registration Statement").

         (b) The Issuers shall use their reasonable best efforts to keep the
     Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer
     Restricted Notes for a period ending on the earlier of (i) two years from the Issue Date or such shorter period that will terminate when all the
     Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which the Notes become eligible for resale without regard to the volume, manner of sale and other restrictions contained in Rule 144 under the Securities Act pursuant to paragraph (k) thereof (in any such case, such period being called the
     "Shelf Registration Period"). The Issuers shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if any of them voluntarily take any action that would result in Holders of Transfer Restricted Notes covered thereby not being able to offer and sell such Transfer Restricted Notes during that period, unless (A) such action is required by applicable law or
     (B) such action was permitted by Section 2(c).

         (c) Notwithstanding the provisions of Section 2(b) (but subject to the provisions of Section 3(b)), the Issuers may issue a notice that the Shelf
     Registration Statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending use of the Shelf
     Registration Statement required under applicable securities laws to be issued.

         (d) Notwithstanding any other provisions hereof, the Issuers will ensure that (i) the Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material

                                      -6-

     respects with the Securities Act and the rules and regulations of the
     Commission thereunder, (ii) the Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Issuers by or on behalf of any Holder specifically for use therein (the "Holders' Information")) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of the Shelf
     Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Additional Interest. (a) The parties hereto agree that the Holders of Transfer Restricted Notes will suffer damages if the Issuers fail to fulfill their obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that either (i) the Registered Exchange Offer is not completed (other than in the event the Issuers file a Shelf Registration Statement) or (ii) the Shelf
Registration Statement, if required hereby, is not declared effective, in either case on or prior to 270 days after the Issue Date (the "Target Registration
Date"), the interest rate on the Notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (y) an additional 0.25% per annum thereafter in each case until the
Registered Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the Commission or the Notes cease to constitute Transfer Restricted Notes.

         (b) If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective, or the prospectus contained therein ceases to be usable at any time during the Shelf Registration Period (as a result of the issuance by the Issuers of a notice that the Shelf Registration
Statement is unusable pending the announcement of a material corporate transaction, the issuance by the Issuers of a notice suspending use of the Shelf
Registration Statement as may be required under applicable securities laws to be issued or for any other reason), and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any twelve-month period, then the interest rate on Notes that constitute Transfer Restricted
Notes will be increased (commencing on the 61st day in such twelve-month period)
by (x) 0.25% per annum for the first 90-day period immediately following such
60th day of ineffectiveness or lack of usability and (y) an additional 0.25% per annum thereafter, which additional interest shall cease to accrue on such date that the Shelf Registration Statement has again been declared effective or the prospectus contained therein again becomes usable. If after any such cessation of the accrual of additional interest the Shelf Registration Statement again ceases to be effective or the prospectus contained therein

                                      -7-

again ceases to be usable beyond the period permitted above, additional interest will again accrue pursuant to the foregoing provisions.

         (c) The Issuers shall notify the Trustee and the paying agent under the
Indenture promptly upon the happening of each and every event that results in the accrual of additional interest pursuant to Section 3(a) or 3(b) (any such event being called a "Registration Default"). The Issuers shall pay the additional interest due on the Transfer Restricted Notes by depositing with the paying agent (which may not be either of the Issuers for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York
City time, on the next interest payment date specified by the Indenture and the
Notes, sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date specified by the
Indenture and the Notes to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay additional interest shall be deemed to accrue from and including the date of the applicable
Registration Default.

         (d) The parties hereto agree that the liquidated damages in the form of additional interest provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by Holders of Transfer Restricted Notes by reason of the failure of (i)
the Registered Exchange Offer to be completed, (ii) the Shelf Registration
Statement, if required hereby, to be declared effective or (iii) the Shelf
Registration Statement to remain effective (and the prospectus contained therein to remain usable), in each case to the extent required by this Agreement.

         (e) As used herein, the term "Transfer Restricted Notes" means (i) each
Note until the date on which such Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) each Note until the date on which it has been registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each
Note until the date on which it is distributed to the public pursuant to Rule
144 under the Securities Act or is saleable pursuant to Rule 144(k) under the
Securities Act. Notwithstanding anything to the contrary in Sections 3(a) and
3(b) hereof, the Issuers shall not be required to pay additional interest to a
Holder of Transfer Restricted Notes if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n).

         4. Registration Procedures. In connection with any Registration
Statement, the following provisions shall apply:

         (a) The Issuers shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration
     Statement and each amendment thereof and each supplement, if any, to the prospectus included therein;

                                      -8-

     and (ii) include substantially the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange offer procedures" section and the "Purpose of the exchange offer" section (or comparable sections, however captioned) and in Annex C hereto in the "Plan of distribution"
     section, in each case of the prospectus forming a part of the Exchange
     Offer Registration Statement, and include the information set forth in
     Annex D hereto in The Letter of Transmittal delivered pursuant to the
     Registered Exchange Offer.

         (b) The Issuers shall advise each Initial Purchaser and, in the case of clauses (ii), (iii), (iv) and (v) below, each Exchanging Dealer and the
     Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

               (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission after the effective date for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the Commission of any stop order
         suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes or the
         Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included herein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) The Issuers will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.

                                      -9-

         (d) The Issuers will furnish to each Holder of Transfer Restricted
     Notes included within the coverage of any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration
     Statement and any post-effective amendment thereto, including financial statements and schedules and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

         (e) The Issuers will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Notes included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuers consent to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offer and sale of the Transfer Restricted Notes covered by such prospectus or any amendment or supplement thereto.

         (f) The Issuers will furnish to each Initial Purchaser and each
     Exchanging Dealer, and to any other Holder who so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any Initial Purchaser or Exchanging Dealer or any
     such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

         (g) The Issuers will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to each
     Initial Purchaser, each Exchanging Dealer and such other persons that are required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the
     Exchange Offer Registration Statement or the Shelf Registration Statement
     and any amendment or supplement thereto as such Initial Purchaser,
     Exchanging Dealer or other persons may reasonably request; and the Issuers consent to the use of such prospectus or any amendment or supplement thereto by any such Initial Purchaser, Exchanging Dealer or other persons, as applicable, as aforesaid.

         (h) Prior to the effective date of any Registration Statement, the
     Issuers will use their reasonable best efforts to register or qualify, or cooperate with the Holders of Notes or Exchange Notes covered by such
     Registration Statement and their respective counsel in connection with the registration or qualification of, such Notes or Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing, and do any and all other acts or things reasonably necessary to enable the offer and sale in such

                                      -10-

     jurisdictions of the Notes or Exchange Notes covered by such Registration
     Statement; provided that neither of the Issuers will be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject.

         (i) The Issuers will cooperate with the Holders of Notes or Exchange
     Notes to facilitate the timely preparation and delivery of certificates representing Notes or Exchange Notes to be sold pursuant to any
     Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing at least three business days prior to the closing date of any sales of Notes or Exchange Notes pursuant to such Registration
     Statement.

         (j) If any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Issuers are required to maintain an effective Registration Statement (the "Effectiveness Period"), the Issuers
     will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes or Exchange Notes from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) Not later than the effective date of the applicable Registration
     Statement, the Issuers will provide a CUSIP number and an International
     Securities Identification Number (ISIN) for the Notes and the Exchange
     Notes, as the case may be, and provide the applicable trustee with printed certificates for the Notes or the Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company any and with the common depositary for accounts of Euroclear and Clearstream.

         (l) The Issuers will comply in all material respects with all applicable rules and regulations of the Commission, and the Issuers will make generally available to its security holders, as soon as practicable after the effective date of the applicable Registration Statement, an earning statement satisfying the provisions of Section 11(a) of the
     Securities Act.

         (m) The Issuers will cause the Indenture or the Exchange Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

                                      -11-

         (n) The Issuers may require each Holder of Transfer Restricted Notes to be registered pursuant to any Shelf Registration Statement to furnish to the Issuers such information concerning the Holder and the distribution of such Transfer Restricted Notes as the Issuers may from time to time reasonably request for inclusion in such Shelf Registration Statement, and the Issuers may exclude from such registration the Transfer Restricted
     Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.

         (o) In the case of a Shelf Registration Statement, each Holder of
     Transfer Restricted Notes to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Notes that, upon receipt of any notice from the Issuers pursuant to Sections 2(c), 3(c) or 4(b)(ii) through
     (v), such Holder will discontinue disposition of such Transfer Restricted
     Notes until such Holder's receipt of copies of the supplemental or amended prospectus contemplated by Section 4(j) or until advised in writing by the
     Issuers that the use of the applicable prospectus may be resumed (the
     "Advice"). If the Issuers shall give any notice under Sections 2(c), 3(b)
     or 4(b)(ii) through (v) during the Effectiveness Period, such Effectiveness
     Period shall be "extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Notes covered by such Registration
     Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

         (p) In the case of a Shelf Registration Statement, the Issuers shall enter into such customary agreements (including, if requested by the
     Holders of a majority in aggregate principal amount of the Notes being registered thereunder, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Notes being registered thereunder, or the managing underwriters (if any), shall reasonably request in order to facilitate any disposition of the Notes pursuant to such Shelf Registration Statement.

         (q) In the case of a Shelf Registration Statement, the Issuers shall
     (i) make reasonably available for inspection at the location where they are normally kept and during normal business hours by a representative of, and
     Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Notes being registered thereunder and any underwriter participating in any disposition of the Notes pursuant to such
     Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of each of the Issuers and their subsidiaries and (ii) use their reasonable best efforts to have each of their officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special
     Counsel or any such underwriter

                                      -12-

     (each, an "Inspector") in connection with such Shelf Registration
     Statement; provided, however, that such Inspector shall first agree in writing with the Issuers that any information that is reasonably and in good faith designated by the Issuers in writing as confidential at the time of delivery of such information shall be kept confidential by such
     Inspector, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any connection with the filing of such Registration
     Statement or the use of any prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Inspector or (iv) such information becomes available to such Inspector from a source other than the Issuers and their subsidiaries and such source is not known, after due inquiry, by the relevant Holder to be bound by a confidentiality agreement;
     provided, further, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders, and any such confidential information shall be available from such representative to such Holders so long as any Holder agrees to be bound by such confidentiality agreement.

         (r) In the case of a Shelf Registration Statement, the Issuers shall, if requested by Holders of a majority in aggregate principal amount of the
     Notes being registered thereunder, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use their reasonable best efforts to cause (i) their counsel to deliver an opinion relating to the Shelf Registration Statement and the Notes in
     customary form and substance, (ii) their officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount of the Notes being registered thereunder, their Special Counsel or the managing underwriters (if any) and (iii) their independent public accountants to provide a comfort letter or letters in customary form and substance, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of
     Auditing Standards No. 72.

         5. Registration Expenses. The Issuers will jointly and severally bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2, 3 and 4 and, in connection with the Shelf Registration
Statement, the Issuers will reimburse the Initial Purchasers and the Holders for the reasonable fees and disbursements of one firm of attorneys (in addition to any local counsel) chosen by the Holders of a majority in aggregate principal amount of the Notes being registered thereunder (the "Special Counsel") acting for the Initial Purchasers or Holders in connection therewith, which counsel shall be approved by the Issuers (such approval to not be unreasonably withheld). Each Initial Purchaser and Holder shall pay all expenses of its counsel (other than as set forth in the preceding sentence), underwriting discounts and commissions and transfer taxes, if any, relating to the sale or

                                      -13-

disposition of such Initial Purchaser's or Holder's Notes pursuant to the Shelf
Registration Statement.

         6. Indemnification. (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to the Exchange Offer
Registration Statement by an Initial Purchaser or Exchanging Dealer, as
applicable, the Issuers shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, any such Initial Purchaser or
Exchanging Dealer), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 6 and
Section 7 as a "Holder") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Notes or Exchange Notes), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omissions or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders' Information; and provided, further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this
Section 6(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Notes or
Exchange Notes to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Notes or Exchange Notes to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus, unless such failure to deliver the final prospectus was a result of non-compliance by the Issuers with Section
4(d), 4(e), 4(f) or 4(g).

         (b) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Issuers and their respective affiliates, officers, directors,

                                      -14-

employees, representatives and agents, and each person, if any, who controls the
Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 6(b) and
Section 7 as the "Issuers"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the
Issuers may become subject, whether commenced. or threatened, under the
Securities Act, the Exchange Act, any other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such
Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders' Information furnished to the Issuers by such Holder, and shall reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Notes pursuant to such
Shelf Registration Statement.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses)
by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1)
the

                                      -15-

employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded
(based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel)
at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and
6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         7. Contribution. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section
6(a) or 6(b) otherwise than as a result of the limitations therein contained, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers from the offering and sale of the Notes, on the one hand, and a Holder with respect to the resale by such Holder of Notes or
Exchange Notes, on the other, or (ii) if the allocation provided by clause (i)
above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and such Holder, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

                                      -16-

The relative benefits received by the Issuers, on the one hand, and a Holder, on the other, with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes
(before deducting expenses) received by or on behalf of the Issuers, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Notes or Exchange Notes, on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuers or information supplied by the Issuers, on the one hand, or to any Holders' Information supplied by such Holder, on the other, the intent of the parties, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of
Notes or Exchange Notes shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes or Exchange Notes sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided in this Section 7 and in Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified person at law or in equity. The indemnity and contribution provisions contained in this Section 7 and in Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, their respective affiliates or any person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuers, their respective affiliates or the officers or directors of or any person controlling the Issuers, (iii)
acceptance of any of the Exchange Notes and (iv) any sale of Notes pursuant to a
Shelf Registration Statement.

         8. Rules 144 and 144A. The Issuers shall use their reasonable best efforts to file the reports required to be filed by them under the Securities
Act and the Exchange Act in a timely manner and, if at any time the Issuers are not required to file such reports, they will, upon the written request of any
Holder of Transfer Restricted Notes, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to
Rules 144 and 144A. The Issuers covenant that they will take such further action as any Holder of Transfer Restricted Notes may reasonably request, all to the extent required

                                      -17-

from time to time to enable such Holder to sell Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of
Transfer Restricted Notes, the Issuers shall deliver to such Holder a written statement as to whether they have complied with such requirements.
Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuers to register any of its securities pursuant to the Exchange
Act.

         9. Underwritten Registrations. If any of the Transfer Restricted Notes
covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes included in such offering, subject to the consent of the Issuers (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for the payment of all underwriting commissions and discounts and related expenses incurred in connection therewith.

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         10. Miscellaneous. (a) Amendments and Waivers. The provisions of this
Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers so agree and have obtained the written consent of Holders of a majority in aggregate principal amount of the Notes and the Exchange Notes, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes or Exchange Notes are being sold pursuant to a
Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Notes and the Exchange Notes being sold by such Holders pursuant to such Registration Statement.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

         (1) if to a Holder, at the most current address given by such Holder to the Issuers in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, the address of such
     Holder maintained by the Registrar

                                      -18-

     under the Indenture, with a copy in like manner to JPMorgan, BofA, Credit
     Suisse, Wachovia and Scotia Capital;

         (2) if to an Initial Purchaser, initially at its address set forth in the Purchase Agreement; and

         (3) if to the Issuers, initially at the address of the Issuers set forth in the Purchase Agreement.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

         (c) Successors And Assigns. This Agreement shall be binding upon the
Issuers and their respective successors and assigns.

         (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) Definition of Terms. For purposes of this Agreement, (a) the term
"business day" means any day on which bond markets are generally open for trading in New York City, (b) the term "subsidiary" has the meaning set forth in
Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the
Securities Act.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (G) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (h) No Inconsistent Agreements. Each Issuer represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) (with respect to such Issuer) without limiting the generality of the foregoing, without the written consent of the
Holders of a majority in aggregate principal amount of the then outstanding
Transfer Restricted Notes, it shall not

                                      -19-

grant to any person the right to request such Issuer to register any debt securities of such Issuer under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

         (i) No Piggyback on Registrations. None of the Issuers nor any of their security holders (other than the Holders of Transfer Restricted Notes in such capacity) shall have the right to include any securities of the Issuers in any
Shelf Registration or Registered Exchange Offer other than Transfer Restricted
Notes.

         (j) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (k) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.,
                                     a Florida limited partnership.

                                     By: /s/ M. J. Short
                                         ---------------------------------------
                                         Name:
                                         Title: Authorized Agent

                                     UCDP FINANCE, INC., a Florida corporation

                                     By: /s/ M. J. Short
                                         ---------------------------------------
                                         Name:
                                         Title:

Accepted:

J.P. MORGAN SECURITIES INC.,

By: /s/   K. A Lang
    -----------------------------------------
    Authorized Signatory

for itself and on behalf of the several Initial Purchasers

                                                                         ANNEX A

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of
Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the consummation of the Registered Exchange Offer (the "Expiration Date"),
they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of distribution."

                                                                         ANNEX B

         Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange
Notes. See "Plan of distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days after the consummation of the Registered Exchange Offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until
[DATE], all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

         The Issuers will not receive any proceeds from any exchange of Notes for Exchange Notes or from any sale of Exchange Notes by broker-dealers.
Exchange Notes received by broker-dealers for their own account pursuant to the
Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an
"underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities
Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter' within the meaning of the Securities Act.

         For a period of 180 days after the consummation of the Registered
Exchange Offer the Issuers will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The
Issuers have agreed to pay all expenses incident to the Registered Exchange
Offer other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                                                         ANNEX D

[ ]  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
     COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS
     THERETO.

     Name:

     Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange
Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes;
however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.